Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 11, 2010, except for Note 5 as to which the date is June 18, 2010, in Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-166733) and related Prospectus of Clearview Hotel Trust, Inc.

/s/ Ernst & Young LLP

Irvine, California

June 18, 2010